Exhibit 5.1

April 28, 2008

Titan Machinery Inc.
4876 Rocking Horse Circle
Fargo, North Dakota  58104-6049

                Re:          Registration Statement on Form S-1 — Exhibit 5.1

Ladies and Gentlemen:

                We have acted as counsel for Titan Machinery Inc., a Delaware corporation (the “Company”) in connection with the Company’s filing of a Registration Statement on Form S-1 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 4,025,000 shares of common stock, par value $0.00001 per share (collectively, the “Shares”).  Of the aggregate number of Shares, 3,525,000 Shares will be sold by the Company, including 525,000 Shares subject to an over-allotment option, and 500,000 Shares will be sold by certain selling stockholders named in the Registration Statement (the “Selling Stockholders”).

                In connection with rendering this opinion, we have reviewed the following:

1.                                       The Company’s Certificate of Incorporation (the “Certificate of Incorporation”);

2.                                       The Company’s Bylaws; and

3.                                       Certain corporate resolutions, including resolutions of the Company’s Board of Directors pertaining to the issuance by the Company of Shares covered by the Registration Statement.

                Based upon the following and upon the representations and information provided by the Company, we hereby advise you that in our opinion:

1.                                       The Certificate of Incorporation validly authorizes the issuance of the Shares registered pursuant to the Registration Statement to be issued and sold by the Company.

2.                                       Upon the delivery and payment therefor in accordance with the terms of the Registration Statement and the Underwriting Agreement described in the Registration Statement, the Shares to be issued and sold by the Company will be validly issued, fully paid and nonassessable.

3.                                       The Shares to be sold by the Selling Stockholders are validly issued, fully paid and nonassessable.

                We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” included in the Registration Statement and the related Prospectus.

Very truly yours,

/s/ Fredrikson & Byron, P.A.

FREDRIKSON & BYRON, P.A.